POWER OF ATTORNEY

	Know all by these presents, that the undersigned

hereby constitutes and appoints each of Todd W. Herrick, James S.
Nicholson
and Daryl P. McDonald, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of
the undersigned,
in the undersigned's capacity as an officer and/or director of Tecumseh
Products Company, a Michigan corporation (the
"Company"), Forms 3, 4, and 5
in accordance with Section 16 (a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do
and perform any and all acts for and
on behalf of the undersigned which
may be necessary or desirable to
complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such forms with the United
States Securities and Exchange
Commission and any applicable stock exchange or similar authority, including obtaining identification numbers for electronic filing; and



(3) take any other action of any type
whatsoever in connection with
the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required on the part of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to
each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This
Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the
undersigned
has caused this Power of Attorney to be executed this 1st day of
September, 2004.

								HERRICK FOUNDATION

							 By: /s/

MICHAEL A. INDENBAUM
								Michael A. Indenbaum
					   Secretary





STATE OF MICHIGAN	)
				  ): ss.

COUNTY OF
WAYNE	  )

	Acknowledged before me in Wayne County,
Michigan, on
September 1, 2004 by Michael A. Indenbaum, Secretary of
Herrick Foundation,
a Michigan nonprofit corporation, for the corporation.

						  /s/
JANET DIVOZZO
						  Janet Divozzo

						  Notary Public

Wayne County, Michigan
						  My
commission expires:  Sep. 22, 2005